 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015 (April 24, 2015)

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On April 24, 2015 Class I directors Paul Cook, Fred Olav Johannessen and Marie-Elisabeth Paté-Cornell informed the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Company”) of their intent not to stand for re-election at the Company’s next meeting of stockholders. Their decision not to stand for re-election is not the result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

(c)     On April 24, 2015, the Company announced the appointment of Mr. Joel Gay as President and Chief Executive Officer and a member of the Board of Directors, effective as of that date. A copy of the press release announcing Mr. Gay’s appointment is attached to this Form 8-K as Exhibit 99.1.

Mr. Gay has signed an offer letter which sets forth the terms of his appointment as President and Chief Executive Officer. The letter is attached to this Form 8-K as Exhibit 99.2 and is incorporated into this Form 8-K by reference. As more fully set forth in the offer letter, he will receive an annual base salary of $400,000, standard company benefits, and will be eligible for up to 100% of his annual base salary under the Company’s executive bonus plan.

Mr. Gay joined the Company in April of 2012 as Vice President of Finance and was promoted to Chief Financial Officer on June 27, 2014. From April 2007 through December 2011, Mr. Gay was Chief Financial Officer North America, Insituform (now Aegion). Mr. Gay holds a Bachelor of Arts from St. Thomas University, and a Master of Business Administration from the University of Chicago, Booth School of Business.

(e)     On April 24, 2015, the Independent members of the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors of the “Company, approved the Annual Incentive Plan (the “Plan”) for 2015. The Plan formulated for 2015 is intended to incentivize short-term performance (i) consistent with the Company’s refocused strategy in oil and gas and (ii) achieving key financial metrics. The Plan includes the following performance characteristics:

●	Full funding of the Targeted Annual Bonus Pool (the “Bonus Pool”) requires the Company to achieve its approved budget, referred to as the “Performance Target”;
●

For performance below the Minimum Performance Threshold, the Company will fund a Bonus Pool in a fixed amount established by the Compensation Committee for allocation among certain limited participants who exhibit extraordinary performance;

●	For performance between the Minimum Performance Threshold and the Performance Target, the Company will apply a linear function to determine funding of the Bonus Pool; and
●

Under the Plan, the amount that would be paid to the executives if the Objectives are met is based on a percentage of their annual base salaries earned for the plan year. The percentage of annual base salary payable at maximum for each of the executives included as named executives in the Company’s 2015 Proxy Statement to be filed on or about April 29, 2015 is stated in the table below:

Name	Percent of Annual Base Salary at Minimum Payout (1)	Percent of Annual Base Salary at Target Payout	Percent of Annual Base Salary at Maximum Payout (2)
Joel Gay	−	100%	100%
David Barnes	−	100%	100%
Juan Otero	−	40%	40%
Nocair Bensalah	−	40%	40%
Andrew Stroud	−	40%	40%

(1)	Amounts not determinable as payout would be allocated among certain limited participants who exhibit extraordinary performance and who may or may not be one of these participants.
(2)	Amount could be higher if the Compensation Committee, in its sole discretion, approves a greater amount in recognition of extraordinary performance.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Energy Recovery, Inc. 2015 Annual Incentive Plan
99.1	Press Release announcing appointment of Joel Gay as President, Chief Executive Officer, and a member of the Board of Directors
99.2	Offer Letter to Mr. Joel Gay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	April 29, 2015	/s/ Juan Otero
Juan Otero
(Corporate Counsel and Secretary)

INDEX TO EXHBITS

Exhibit Number	Description
10.1	Energy Recovery, Inc. 2015 Annual Incentive Plan
99.1	Press Release announcing appointment of Joel Gay as President, Chief Executive Officer, and a member of the Board of Directors
99.2	Offer Letter to Mr. Joel Gay